Exhibit 99.1

Luna Innovations Reports Fourth-Quarter
and Full-Year 2021 Results
Luna Completes Divestiture of Luna Labs
Acquires LIOS Sensing from NKT Photonics

Highlights
•Total revenues of $24.2 million for the three months ended December 31, 2021, up 26%, compared to the three months ended December 31, 2020
•Gross margin of 58% for the three months ended December 31, 2021, compared to 61% for the three months ended December 31, 2020
•Operating income of $1.0 million for the three months ended December 31, 2021, compared to operating loss of $0.6 million for the three months ended December 31, 2020
•Net income of $1.6 million for the three months ended December 31, 2021, compared to net loss of $0.1 million for the three months ended December 31, 2020
•Adjusted EBITDA of $3.1 million for the three months ended December 31, 2021, compared to $3.0 million for the three months ended December 31, 2020
•Adjusted EPS of $0.08 for the three months ended December 31, 2021, compared to $0.05 for the three months ended December 31, 2020
•Company provides 2022 outlook

(ROANOKE, VA, March 14, 2022) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three months and full fiscal year ended December 31, 2021.

“In many ways, 2021 was a pivotal year for Luna Innovations, and that has continued into early 2022,” said Scott Graeff, President and Chief Executive Officer of Luna. “Through the challenges of the global pandemic, we stayed focused on our strategy and on enhancing our global leadership position in fiber optic technology. We integrated the OptaSense acquisition, and subsequent to year-end, completed the divestiture of Luna Labs and acquired LIOS Sensing. We reported record backlog and delivered double-digit revenue and gross profit growth for the fourth-quarter and full-year. Across our sensing and communications testing businesses, we realized some of the largest customer orders to date and penetrated into new geographies and markets, while implementing systems to support growth."

Graeff continued, "Luna's businesses are stronger than ever. The strategic initiatives that we undertook during the past five years, and in particular the past 18 months, have placed us in a better position to more fully capitalize on the growing 5G network communications, electric vehicle and other emerging market opportunities. The absolute focus and dedication of the Luna team is evident every day, as we serve our customers with excellence. I'm proud of the team for what they've accomplished and know that they will continue to execute against our vision: Enabling the Future with Fiber. We look forward to reporting against our 2022 goals, and updating you on initiatives, over the coming the months."

Fourth-Quarter Fiscal 2021 Financial Summary
Highlights of the financial results for the three months ended December 31, 2021 are:

	Three Months Ended December 31,		Change
(in thousands, except per share data)	2021	2020
Revenues	$24,222	$19,278	26%

Gross profit	14,120	11,754	20%
Gross margin	58%	61%

Operating expense	13,085	12,391	6%
Operating income/(loss)	1,035	(637)
Operating margin	4.3%	(3.3)%

Other (expense)/income and income tax benefit/(expense)	440	(308)

Net income/(loss) from continuing operations	$1,475	$(945)

Income from discontinued operations, net of income tax expense of $203 and $284	100	881

Net income/(loss)	$1,575	$(64)

Earnings per diluted share (EPS)	$0.05	$—
Adjusted EPS	$0.08	$0.05	60%
Diluted weighted average shares outstanding	33,666	30,896

Adjusted EBITDA	$3,123	$3,028	3%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable figures under generally accepted accounting principles ("GAAP") can be found in the schedules included in this release.

Revenues for the three months ended December 31, 2021 increased 26% compared to the prior year period, primarily due to revenue generated by the businesses the Company acquired during 2020.

Gross margin for the three months ended December 31, 2021 was 58%, compared to 61% for the three months ended December 31, 2020, driven primarily by product mix as a result of acquisitions. Operating income increased to $1.0 million for the three months ended December 31, 2021, compared to an operating loss of $0.6 million for the three months ended December 31, 2020. The increase in operating income was primarily due to higher revenue resulting in a higher gross profit, as well as lower acquisition costs in the current quarter versus the prior-year quarter.

Net income was $1.6 million, or $0.05 per fully diluted share, for the three months ended December 31, 2021, compared to a net loss of $0.1 million, or $0.00 per fully diluted share, for the three months ended December 31, 2020. Adjusted EPS was $0.08 for the three months ended December 31, 2021 compared to $0.05 for the three months ended December 31, 2020. Adjusted EBITDA was $3.1 million for the three months ended December 31, 2021, compared to $3.0 million for the three months ended December 31, 2020.

Full-Year Fiscal 2021 Financial Summary
Highlights of the financial results for the twelve months ended December 31, 2021 are:

	Full Year Ended December 31,
(in thousands, except per share data)	2021	2020	Change
Revenues	$87,513	$59,115	48%

Gross profit	$51,556	$35,880	44%
Gross margin	59%	61%

Operating expense	54,146	35,067	54%
Operating (loss)/income	(2,590)	813
Operating margin	(3.0)%	1.4%

Other (expense)/income and income tax benefit/(expense)	1,501	547

Net (loss)/income from continuing operations	$(1,089)	$1,360

Income from discontinued operations, net of income tax expense of $584 and $339	2,471	1,931

Net income	$1,382	$3,291

Earnings per diluted share (EPS)	$0.04	$0.10	(60)%
Adjusted EPS	$0.17	$0.18	(6)%
Diluted weighted average shares outstanding	31,658,085	32,578,757

Adjusted EBITDA	$7,584	$7,926	(4)%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Revenues for the twelve months ended December 31, 2021 increased 48% compared to the prior-year period, primarily due to our acquisitions in 2020.

Gross margin of 59% for the twelve months ended December 31, 2021 was down compared to 61% for the twelve months ended December 31, 2020 due to product mix as a result of acquisitions. Operating loss of $2.6 million for the twelve months ended December 31, 2021, declined compared to operating income of $0.8 million for the twelve months ended December 31, 2020. The decrease in operating income was primarily due to incremental amortization of intangible assets and inventory step-up related to Luna's completed acquisitions.

Net income was $1.4 million, or $0.04 per fully diluted share, for the twelve months ended December 31, 2021, compared to a net income of $3.3 million, or $0.10 per fully diluted share, for the twelve months ended December

31, 2020. Adjusted EPS was $0.17 for the twelve months ended December 31, 2021, compared to $0.18 for the twelve months ended December 31, 2020. Adjusted EBITDA was $7.6 million for the twelve months ended December 31, 2021, compared to $7.9 million for the twelve months ended December 31, 2020.
Subsequent Events
Subsequent to the close of the fiscal year, Luna completed two important and strategic transactions:

•Divestiture of Luna Labs, which was moved to Discontinued Operations in the third quarter 2021
•Acquisition of LIOS Sensing

LIOS Sensing, based in Cologne, Germany, is a recognized market leader in fiber optic distributed monitoring solutions for power cable, pipelines, oilfield services, security, highways, railways and industrial fire detection systems. The acquisition brings to Luna important Distributed Temperature Sensing ("DTS") intellectual property, products and expertise. DTS strongly complements Luna's existing offerings and provides algorithm development expertise, critical for AI and machine learning.

2022 Full-Year and Q1 Outlook
For fiscal year and Q1 2022, including both the mid-March divestiture of Luna Labs and the acquisition of LIOS Sensing, Luna expects:

•Total revenues in the range of $109 million to $115 million for full year 2022
•Adjusted EBITDA in the range of $10 million to $12 million for full year 2022
•Total revenues in the range of $20 million to $22 million for Q1 2022

Luna is not providing an outlook for net income, which is the most directly comparable GAAP measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA and Adjusted EPS should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 8:30 am (ET) today to discuss its financial results for the three months and full-year ended December 31, 2021, as well as the divestiture of Luna Labs and the acquisition of LIOS Sensing. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 2096088. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2022 financial results and outlook and growth potential, as well as the impacts of the recently completed acquisition of OptaSense and LIOS Sensing and the recently completed divestiture of Luna Labs. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2021, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets
(in thousands of U.S Dollars)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$17,128	$15,366
Accounts receivable, net	20,913	21,928
Contract assets	5,166	4,139
Inventory	22,493	23,062
Prepaid expenses and other current assets	3,793	4,434
Assets held for sale	12,952	6,540
Total current assets	82,445	75,469
Property and equipment, net	2,988	2,917
Intangible assets, net	17,177	19,994
Goodwill	18,984	18,121
Operating lease right-of-use asset	5,075	5,984
Other non-current assets	247	369
Deferred tax asset	3,321	1,689
Non-current assets held for sale	—	6,459
Total assets	130,237	131,002
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt obligation	$4,167	$4,167
Accounts payable	2,809	2,851
Accrued and other current liabilities	9,258	11,325
Contract liabilities	4,649	6,147
Current portion of operating lease liability	2,101	1,876
Current liabilities held for sale	9,703	3,719
Total current liabilities	32,687	30,085
Long-term debt obligation	11,673	15,817
Long-term portion of operating lease liability	3,509	5,034
Other long-term liabilities	445	410
Non-current liabilities held for sale	—	5,214
Total liabilities	48,314	56,560
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 33,855,725 and 32,724,512 shares issued, 32,116,270 and 31,024,537 shares outstanding at December 31, 2021 and 2020, respectively	34	33
Treasury stock at cost, 1,744,206 and 1,699,975 shares at December 31, 2021 and 2020, respectively	(5,248)	(4,789)
Additional paid-in capital	98,745	92,403
Accumulated deficit	(11,575)	(12,957)
Accumulated other comprehensive loss	(33)	(248)
Total stockholders’ equity	81,923	74,442
Total liabilities and stockholders’ equity	$130,237	$131,002

Luna Innovations Incorporated
Consolidated Statements of Operations
 (in thousands of U.S. Dollars, except per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Revenues	$24,222	$19,278	$87,513	$59,115
Cost of revenues	10,102	7,524	35,957	23,235
Gross profit	14,120	11,754	51,556	35,880
Operating expense:
Selling, general and administrative	10,542	10,394	43,956	28,353
Research, development and engineering	2,543	1,997	10,190	6,714
Total operating expense	13,085	12,391	54,146	35,067
Operating income/(loss)	1,035	(637)	(2,590)	813
Other (expense)/income:
Other income	—	31	—	50
Investment income	—	2	—	67
Interest expense, net	(104)	(23)	(479)	(25)
Total other (expense)/income	(104)	10	(479)	92
Income/(loss) from continuing operations before income taxes	931	(627)	(3,069)	905
Income tax benefit/(expense)	544	(318)	1,980	455
Income/(loss) from continuing operations	1,475	(945)	(1,089)	1,360
Income from discontinued operations, net of income taxes	100	881	2,471	1,931
Net income/(loss)	$1,575	$(64)	$1,382	$3,291
Net income per share from continuing operations:
Basic	$0.04	$(0.03)	$(0.03)	$0.04
Diluted	$0.04	$(0.03)	$(0.03)	$0.04
Net loss per share from discontinued operations:
Basic	$—	$0.03	$0.08	$0.06
Diluted	$—	$0.03	$0.08	$0.06
Net income per share attributable to common stockholders:
Basic	$0.05	$—	$0.04	$0.11
Diluted	$0.05	$—	$0.04	$0.10
Weighted average shares (in thousands):
Basic	32,014	30,896	31,658	30,670
Diluted	33,666	30,896	31,658	32,579

Luna Innovations Incorporated
Consolidated Statements of Cash Flows
 (in thousands of U.S. Dollars)

	Year ended December 31,
	2021	2020
Cash flows provided by operating activities:
Net income	$1,382	$3,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,628	2,970
Stock-based compensation	2,955	2,134
Loss on sale and disposal of property and equipment	—	644
Loss from discontinued operations, net of tax	—	1,436
Deferred tax asset	(1,501)	(522)
Bad debt	393	127
Changes in operating assets and liabilities:
Accounts receivable	(280)	(3,292)
Contract assets	(1,672)	(1,504)
Inventory	939	(1,550)
Other current assets	582	(2,203)
Other long-term assets	—	(3)
Accounts payable and accrued expenses	(3,213)	1,143
Contract liabilities	186	(29)
Other long-term liabilities	84	214
Net cash provided by operating activities	4,483	2,856
Cash flows used in investing activities:
Acquisitions, net of cash acquired	—	(34,102)
Acquisition of property and equipment	(1,412)	(681)
Proceeds from sale of property and equipment	—	403
Intangible property costs	(356)	(379)
Proceeds from sale of discontinued operations, net	—	600
Net cash used in investing activities	(1,768)	(34,159)
Cash flows provided by/(used in) financing activities:
Proceeds from debt obligations	—	19,984
Payments on debt obligations	(4,144)	—
Payments on finance lease obligation	(48)	(53)
Purchase of treasury stock	(459)	(452)
Proceeds from ESPP	1,131	456
Proceeds from the exercise of options	2,256	1,714
Net cash (used in)/provided by financing activities	(1,264)	21,649
Net change in cash and cash equivalents	1,451	(9,654)
Effect of exchange rate changes on cash and cash equivalents	311	14,000
Cash and cash equivalents—beginning of period	15,366	25,006
Cash and cash equivalents—end of period	$17,128	$15,366
Supplemental disclosure of cash flow information
Cash paid for interest	$458	$4
Cash paid for income taxes	$113	$(1,244)

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to Adjusted EBITDA
 (in thousands)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Net income/(loss)	$1,575	$(64)	$1,382	$3,291
Income from discontinued operations, net of income taxes	100	881	2,471	1,931
Net income/(loss) from continuing operations	1,475	(945)	(1,089)	1,360
Interest expense	104	23	479	25
Investment income	—	(2)	—	(67)
Income tax (benefit)/provision	(544)	318	(1,980)	(455)
Depreciation and amortization	1,077	790	4,517	2,769
EBITDA	2,112	184	1,927	3,632
Share-based compensation	693	562	2,826	2,012
Integration and transaction expense	249	2,204	2,322	2,204
Amortization of inventory step-up	69	78	509	78
Adjusted EBITDA	$3,123	$3,028	$7,584	$7,926

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to Adjusted EPS
 (in thousands)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Net income/(loss)	$1,575	$(64)	$1,382	$3,291
Income from discontinued operations, net of income taxes	100	881	2,471	1,931
Net income/(loss) from continuing operations	1,475	(945)	(1,089)	1,360
Share-based compensation	693	562	2,826	2,012
Integration and transaction expense	249	2,204	2,322	2,204
Amortization of intangible assets	760	478	3,113	1,714
Amortization of inventory step-up	69	78	509	78
Income tax effect on adjustments	(443)	(831)	(2,193)	(1,502)
Adjusted income from continuing operations	$2,803	$1,546	$5,488	$5,866

Adjusted EPS	$0.08	$0.05	$0.17	$0.18

Adjusted weighted average shares (in thousands):
Diluted	33,666	30,896	31,658	32,579

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